Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED UNDER THE ACT AND UNDER THE LAWS OF THE STATES WHERE EACH SALE IS MADE, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER.

PROMISSORY NOTE

FOR VALUE RECEIVED, Star 26 Capital, Inc., a Nevada corporation (the “Borrower”), hereby promises to pay to Nukkleus Inc., a Delaware corporation (the “Holder”), the aggregate principal amount of the Loan (as defined below) which is outstanding from time to time and evidenced hereby as set forth below.

Upon at least two (2) business days’ prior written notice to the Holder, the Borrower may borrow from the Holder, and the Holder shall advance to the Borrower, such amount that is so requested by the Borrower; provided, however, that the aggregate principal amount outstanding under this Note shall not exceed $3,000,000.00 at any given time and the Holder shall not be obligated to make any advances if an Event of Default has occurred and is continuing. The principal amount borrowed and outstanding under this Note is sometimes referred to herein as the “Loan”.

The Loan is being made in connection with the transactions contemplated by the Securities Purchase Agreement and Call Option dated December 15, 2024 between the Holder, the Lender, the shareholders of the Lender and Menachem Shalom, the representative of such shareholders, as amended (the “Purchase Agreement”).

The principal amount of the Loan shall be due and payable on November 30, 2025 (the “Maturity Date”), provided, however, that if the transactions contemplated by the Purchase Agreement are consummated on or prior to such date, the Loan shall be forgiven and cancelled and shall be considered part of the cash investment required by the Holder pursuant to Section 2.1.1(i) of the Purchase Agreement.

Upon the occurrence and during the continuance of any Event of Default (as defined below), the amounts then due and payable under this Note (including the entire principal if such payments are accelerated at the election of the Holder) shall bear interest equal to the lesser of (a) the maximum amount permitted to be charged under applicable law or (b) fifteen (15%) percent per annum from the due date thereof until paid in full or such Event of Default has been cured or waived (the “Default Interest Rate”).

The following additional terms shall apply to this Note:

ARTICLE I

GENERAL

1.1 Payment Records. The amount, date and unpaid balance of the Loan shall be as evidenced by the applicable books and records of the Holder, which shall be conclusive evidence thereof in the absence of manifest error. The Holder is hereby authorized to endorse such particulars of the Loan on the grid attached hereto.

1.2 Payment on Non-Business Day. If this Note, or any payment hereunder, falls due on a Saturday, Sunday or a New York public holiday, this Note shall fall due or such payment shall be made on the next succeeding business day.

1.3 Cost of Collection. If any payment due hereunder is not paid when due, the Borrower agrees to pay all costs of collection, including attorney’s fees, all of which shall be added to the amount due hereunder, such charges to bear interest at the Default Interest Rate. In addition, if this Note is referred by Holder to any attorney for collection, the Borrower shall pay all attorney fees incurred by Holder therefor.

1.4 Prepayment. The Borrower may prepay all or part of this Note without penalty or premium.

ARTICLE II

EVENTS OF DEFAULT

The occurrence of any of the following events of default (each an “Event of Default”) shall, at the option of the Holder, make all sums of principal then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable:

2.1 The Borrower fails to pay the principal of this Note when due.

2.2The Borrower breaches any material covenant or other material term or condition of this Note.

2.3 The Borrower shall make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for its or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.5 Any money judgment, writ or similar process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

2.6 Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

ARTICLE III

REPRESENTATIONS OF BORROWER

Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Holder that:

3.1 Organization, Good Standing and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

3.2 Authorization. All organizational action on the part of the Borrower, its officers and directors necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Borrower hereunder has been taken and the Note constitutes valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

3.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Borrower is required in connection with the consummation of the transactions contemplated by this Note.

3.4 Compliance with Other Instruments. The Borrower is not in violation or default of any provisions of its Articles of Incorporation or By-laws or of any material instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Borrower. The execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Borrower.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed delivered the day such notice is delivered by personal service or mailed by overnight courier to the party to receive the same at its last known address or to such other address as either party shall hereafter give to the other by notice duly made under this Section 4.2.

4.3 Amendment. This Note shall only be amended by a writing signed by both parties hereto.

4.4 Assignability. The Borrower may not assign the rights and obligations under this Note to a third party without the prior written consent of the Holder. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Governing Law. This Note has been executed in and shall be governed by the internal laws of the State of Delaware, without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on this 13th day of May, 2025.

STAR 26 CAPITAL, INC.

By:	/s/ Menachem Shalom
Name: Menachem Shalom
Title: President

GRID for PROMISSORY NOTE

Date	Amount Advanced

December 23, 2024	$1,000,000
February 13, 2025	$800,000

April 24, 2025	$200,000

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